As filed with the Securities and Exchange Commission on July 2, 2012

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	27-0449505
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

10250 SW Village Parkway Port St. Lucie, Florida	34987
(Address of principal executive offices)	(ZIP code)

Digital Domain Media Group, Inc. 2010 Stock Plan

(Full title of the plan)

John C. Textor

Digital Domain Media Group, Inc.

10250 SW Village Parkway

Port St. Lucie, Florida 34987

(772) 345-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Edwin C. Lunsford, III, Esq. General Counsel Digital Domain Media Group, Inc. 10250 SW Village Parkway Port St. Lucie, Florida 34987 (772) 345-8000	D. Thomas Triggs, Esq. Brian A. Sullivan, Esq. Owen M. Lewis, Esq. Sullivan & Triggs, LLP 1230 Montana Avenue, Suite 201 Santa Monica, California 90403-5987 (310) 451-8300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
2010 Stock Plan	5,457,358	(2)	$6.37	(4)	$34,763,370.46	$3,983.88
2010 Stock Plan	6,203,537	(3)	$5.79	(5)	$35,918,479.23	$4,116.26
Total	11,660,895				$70,681,849.69	$8,100.14

(1)          In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of Common Stock, par value $0.01 per share, which may be issued pursuant to the Digital Domain Media Group, Inc. 2010 Stock Plan (the “2010 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)          Represents shares of Common Stock reserved for issuance under the 2010 Plan as of the date of this registration statement.

(3)          Represents shares of Common Stock underlying outstanding stock option awards under the 2010 Plan as of the date of this registration statement.

(4)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 26, 2012 (rounded up to the nearest cent).

(5)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the weighted average exercise price per share for outstanding stock option awards under the 2010 Plan (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the 2010 Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by Digital Domain Media Group, Inc., a Florida corporation (the “Registrant”), with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 30, 2012, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2012.

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on February 21, 2012.

(d) The Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2012.

(e) The Registrant’s Current Report on Form 8-K filed with the Commission on May 8, 2012.

(f) The Registrant’s Current Report on Form 8-K filed with the Commission on May 23, 2012.

(g) The Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2012.

(h) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 15, 2012.

(i) The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 24, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The Registrant’s officers and directors are and will be indemnified under Florida law, their employment agreements and our amended and restated articles of incorporation and amended and restated bylaws as currently in effect.

The Florida Business Corporation Act, under which the Registrant is organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify directors and officers to the fullest extent now or hereafter permitted by the Florida Business Corporation Act.

The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit
Number	Description of Document

4.1

Amended and Restated Articles of Incorporation of Digital Domain Media Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)

4.2	Form of Amended and Restated Bylaws of Digital Domain Media Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)
5.1	Opinion of Eavenson & Kairalla, P.L.
23.1	Consent of SingerLewak LLP, independent registered public accounting firm
23.2	Consent of Eavenson & Kairalla, P.L. (included in Exhibit 5.1)
24	Power of Attorney (included on signature pages to this Registration Statement)
99.1	2010 Stock Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)

Item 9.    Undertakings

A.    The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B.    The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on June 29, 2012.

Digital Domain Media Group, Inc.

By:	/s/ John C. Textor

Name:	John C. Textor

Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John C. Textor his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Textor
John C. Textor	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	June 29, 2012

/s/ John M. Nichols
John M. Nichols	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2012

/s/ Jonathan F. Teaford
Jonathan F. Teaford	Director	June 29, 2012

/s/ Kevin C. Ambler
Kevin C. Ambler	Director	June 29, 2012

/s/ Keith L. Cummings
Keith L. Cummings	Director	June 29, 2012

John Kluge, Jr.	Director	June , 2012

/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford	Director	June 29, 2012

/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman	Director	June 29, 2012

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.1

Amended and Restated Articles of Incorporation of Digital Domain Media Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)

4.2	Form of Amended and Restated Bylaws of Digital Domain Media Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)
5.1	Opinion of Eavenson & Kairalla, P.L.
23.1	Consent of SingerLewak LLP, independent registered public accounting firm
23.2	Consent of Eavenson & Kairalla, P.L. (included in Exhibit 5.1)
24	Power of Attorney (included on signature pages to this Registration Statement)
99.1	2010 Stock Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, file number 333-174248)